UBS HEDGE FUND SOLUTIONS LLC
600 Washington Boulevard
 Stamford, Connecticut 06901
As of July 1, 2016

A&Q Alternative Fixed-Income Strategies Fund LLC
c/o UBS Hedge Fund Solutions LLC
600 Washington Boulevard
 Stamford, Connecticut 06901
Re: Fee Waiver Agreement
Ladies and Gentlemen:
UBS Hedge Fund Solutions LLC ("UBS HFS"), intending to be legally bound, hereby confirms its agreement as follows in respect of A&Q Alternative Fixed-Income Strategies Fund LLC (the "Fund"):
1.  UBS HFS, in its capacity as Administrator to the Fund under the Administration Agreement, dated May 9, 2002, by and between it and the Fund (the "Administration Agreement"), hereby agrees to waive permanently the 0.30% administration fee it receives from the Fund,1 such that no fee shall be payable by the Fund to the Administrator pursuant to the Administration Agreement in consideration for the provision by the Administrator of its services under the Administration Agreement, as enumerated in Paragraph 1(a) thereof.
The foregoing agreement hereby amends, restates and supersedes Paragraphs 2(a) and (b) of the Administration Agreement.
2.  UBS HFS, in its capacity as Adviser to the Fund under the Investment Management Agreement, dated May 9, 2002, by and between it and the Fund (the "Management Agreement"), hereby agrees to waive receipt of 45 basis points of the 1.45% advisory fee it receives from the Fund2 until August 1, 2017, such that, until August 1, 2017, the Fund shall pay the Adviser a monthly fee at the annual rate of 1.00% of the Fund's net assets for the month (the "Advisory Fee Waiver").
The Adviser may discontinue its obligations with respect to the Advisory Fee Waiver at any time in its sole discretion on or after August 1, 2017 upon appropriate notice to the Fund.

[1]	Pursuant to the Administration Agreement, the Fund paid a monthly fee to the Administrator for administrative services at an annual rate of 0.30% of the Fund's net assets for the month.
[2]	Pursuant to the Management Agreement, the Fund pays the Adviser a monthly fee at the annual rate of 1.45% of the Fund's net assets for the month.
Very truly yours,
UBS HEDGE FUND SOLUTIONS LLC

By:  _________________________________
Name:  William J. Ferri
 Title:    Authorized Person

By:  _________________________________
Name:  Dylan Germishuys
 Title:    Authorized Person
Accepted and Agreed:
A&Q ALTERNATIVE FIXED-INCOME STRATEGIES FUND LLC

By:  _________________________________
Name:  Dylan Germishuys
 Title:    Authorized Person